UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 13, 2006

SBA Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-30110	65-0716501
(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 995-7670

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

SBA Communications Corporation (the “Company”) is releasing the information below which the Company will be presenting at a webcasted presentation today at its Investor/Analyst Day in New York.

•	The Company utilizes a criteria of a 15% target five-year internal rate of return for acquisitions.

•	The Company estimates top line leasing revenue to be generated by the Managed Sites business for 2006 at approximately $12 million.

•	The Company’s guidance for full year 2006 for the amount of positive EBITDA to be contributed by the Services business is $1.5 to $2.0 million.

•	The Company’s capital expenditures for new tower builds average $225,000 per tower.

•	The Company estimates that decommissioning by Cingular will impact the Company’s 2007 site leasing revenue by $2.5 million.

In addition, the Company is filing with Exhibit 99.1 certain information regarding the Company’s financial guidance for 2007, total acquisitions since the 4th quarter of 2004, financial performance of acquisitions and ground lease purchases presented today at its Investor/Analyst Day.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 13, 2006	SBA COMMUNICATIONS CORPORATION

/s/ Anthony J. Macaione
Anthony J. Macaione
Chief Financial Officer